UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2006

Cogdell Spencer Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32649	20-3126457
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification Number)

4401 Barclay Downs Drive, Suite 300
Charlotte, North Carolina		28209
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (704) 940-2900
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On September 28, 2006, the operating partnership of Cogdell Spencer Inc., Cogdell Spencer LP (the “Operating Partnership”) issued an aggregate of 289,197 units of limited partnership interest (the “OP Units”), having an aggregate value of approximately $5.9 million. These OP Units were issued in exchange for ownership interests in limited liability companies as part of private placement transactions under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations promulgated thereunder. In light of the manner of sale and information obtained by the Operating Partnership from persons receiving OP Units in connection with these transactions, the Operating Partnership believes it may rely on this exemption. OP Units are redeemable for the cash equivalent thereof at any time one year after the date of issuance, or, at the option of the Company and Operating Partnership, exchangeable into shares of common stock in the Company on a one-for-one basis. No underwriters were used in connection with such issuance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGDELL SPENCER INC.

Date: October 3, 2006	By: /s/ Frank C. Spencer Name: Frank C. Spencer Title: Chief Executive Officer and President

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